PRESS RELEASE

FOR IMMEDIATE RELEASE                                                   Contact:
July 1, 2004                                                      Todd A. Gipple
                                                        Executive Vice President
                                                         Chief Financial Officer
                                                                  (309) 743-7745



            QCR HOLDINGS, INC. ANNOUNCES COMPLETION OF ITS REDEMPTION
                          OF TRUST PREFERRED SECURITIES


MOLINE, IL, July 1, 2004 - QCR Holdings, Inc. (Nasdaq: QCRH) (the "Company") announced that QCR Capital Trust I (the "Trust"), a trust subsidiary of the Company, redeemed all of its 9.20% Trust Preferred Securities (Amex: CQP.PR.A) and its 9.20% Common Securities at a redemption price equal to the $10.00 liquidation amount of each security plus all accrued and unpaid interest per security. The redemption was completed on June 30, 2004.


The Trust took such action in connection with the concurrent redemption by the Company of all of its $12,380,000 9.20% Debentures due September 30, 2029 which were held exclusively by the Trust. The Debentures were redeemed on June 30, 2004 at a redemption price equal to the principal outstanding amount of the Debentures plus all accrued and unpaid interest.

Special Note Concerning Forward-Looking Statements

This press release contains,  and future oral and written statements of QCR
Holdings,   Inc.  (the   "Company")   and  its   management   may  contain,
forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

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